As filed with the Securities and Exchange Commission on October 28, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
Under the Securities Act of 1933

Calamos Asset Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6211	32-0122554
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1111 E. Warrenville Road

Naperville, Illinois 60563
(630) 245-7200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James S. Hamman, Jr.

Executive Vice President, General Counsel and Secretary
Calamos Asset Management, Inc.
1111 E. Warrenville Road
Naperville, Illinois 60563
(630) 245-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Schiavone, Esq.	Ralph Arditi, Esq.
Shearman & Sterling LLP	Skadden, Arps, Slate, Meagher & Flom LLP
599 Lexington Avenue	Four Times Square
New York, New York 10022	New York, New York 10036
Telephone: (212) 848-4000	Telephone: (212) 735-3000
Facsimile: (212) 848-7179	Facsimile: (212) 777-3860

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑ Registration No. 333-117847

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Share	Price	Registration Fee

Class A common stock, par value $.01 per share	2,300,000	$18.00	$41,400,000	$5,246

     This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      Calamos Asset Management, Inc. is filing this Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of Class A common stock, par value $0.01 per share, of Calamos Asset Management, Inc. contemplated by the Registration Statement on Form S-1 (333-117847) filed by Calamos Asset Management, Inc. with the Securities and Exchange Commission on August 2, 2004, as amended by Amendments No. 1 through 4 thereto filed between September 13, 2004 and October 26, 2004, which was declared effective on October 27, 2004 (the “Prior Registration Statement”). Calamos Asset Management, Inc. is filing this Registration Statement for the sole purpose of increasing the number of shares of Class A common stock offered by 2,300,000 shares. The contents of the Prior Registration Statement are incorporated herein by reference.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Naperville, Illinois on October 28, 2004.

CALAMOS ASSET MANAGEMENT, INC.

By:	/s/ PATRICK H. DUDASIK

Patrick H. Dudasik
Executive Vice President, Chief Financial Officer and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 28, 2004.

Signature	Title

* John P. Calamos, Sr.	Chairman of the Board of Directors, Chief Executive Officer and Co-Chief Investment Officer (Principal Executive Officer)

* Nick P. Calamos	Senior Executive Vice President, Co-Chief Investment Officer and Director

/s/ PATRICK H. DUDASIK Patrick H. Dudasik	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

   * Patrick H. Dudasik, by signing his name hereto, does hereby sign this document on behalf of each of the above-named officers and/or directors of the Registrant pursuant to the powers of attorney duly executed by such persons.

By:	/s/ PATRICK H. DUDASIK

Patrick H. Dudasik
Attorney-in-Fact

EXHIBIT INDEX

      The following exhibits are filed with this Registration Statement.

Exhibit
Number		Description

5.1		Opinion of Shearman & Sterling LLP.
23.1		Consent of Shearman & Sterling LLP (included in Exhibit 5.1).
23.2		Consent of KPMG LLP.
*24	.1	Power of Attorney (included on signature page).

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-117847)